EXHIBIT 23(5)
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                              [EDELMAN LETTERHEAD]


                                October 5, 2001


Board of Directors
Union Community Bancorp
221 E. Main Street
Crawfordsville, Indiana 47937


Gentlemen:

          We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Union Community Bancorp, to be signed and dated the date of the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Financial Advisor to Union Community", and to the inclusion of such opinion letter as Annex B to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement.



                                         EDELMAN & CO., LTD



                                         By: /s/ Robert H. Edelman
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                                            Name:  Robert H. Edelman
                                            Title: President
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